Exhibit 99.1

Mitel Reports Second Quarter Fiscal 2012 Financial Results

- Revenue growth and margin expansion drives improved operating results

OTTAWA, Dec. 1, 2011 (GLOBE NEWSWIRE) — Mitel (Nasdaq:MITL), a leading provider of unified communications and collaboration (UCC) software solutions, today announced financial results for the second quarter of fiscal 2012 ended October 31, 2011. All financial results are in U.S. dollars.

Financial Highlights

•	Revenue for the second quarter of fiscal 2012 was $168.8 million, compared to $161.1 million for the second quarter of fiscal 2011.

•	Adjusted EBITDA (as defined below) for the second quarter of fiscal 2012 was $22.2 million, up 22% from the prior year quarter.

•

Non-GAAP net income for the second quarter of fiscal 2012 was $13.3 million, or $0.24 per share, compared to non-GAAP net income of $9.1 million, or $0.16 per share, in the same period last year. Non-GAAP net income per share was up 50% from the prior year quarter.

•	Net loss for the second quarter of fiscal 2012 was $1.2 million, or $0.02 per share, compared to net income of $80.9 million, or $1.45 per share, diluted, in the same period last year.

•	Cash and cash equivalents as of October 31, 2011 were $68.9 million.

•	Operating cash flows for the second quarter of fiscal 2012 were $3.8 million.

The net loss for the second quarter of fiscal 2012 was largely driven by special charges and the acceleration of planned restructuring costs of $8.4 million reflecting previously announced actions taken to drive improved operating performance. The net income for the second quarter of fiscal 2011 was due to a tax recovery resulting from the relief of a valuation allowance.

Please refer to the GAAP to non-GAAP reconciliation tables in this release and a discussion of the use of non-GAAP measures under the heading, “Non-GAAP Financial Measurements” below.

“Solid execution across the entire company and continued technology leadership allowed us to achieve results greater than our previous guidance across all metrics,” said Richard McBee, chief executive officer, Mitel. “We continue to see the benefits of our previously announced strategic initiatives to simplify our business and streamline our organization. In addition, we are seeing solid demand for our Mitel 5000 platform and our virtualized UC Advanced client software.”

Business Unit Results

•

Mitel Communications Solutions revenues for the second quarter of fiscal 2012 grew 7% to $129.4 million from the same quarter of 2011. Operating margin improved to 21% from 18% in the prior year generally reflecting increased product gross margins.

•

Mitel NetSolutions revenues for the second quarter of fiscal 2012 grew 4% to $20.4 million from the same quarter of 2011. Operating margin declined by 1% over the same period due to the strategic investments in Mitel Mobile and Mitel AnyWare.

•

Mitel DataNet revenues for the second quarter of fiscal 2012 declined 5% to $19.0 million from the same quarter of 2011. Operating margin improved by 5% over the same period due primarily to higher gross margins resulting from revenue mix.

“With our organizational changes and restructuring activities largely complete, we are seeing the early benefits in our MCS group, where operating margins improved to 21% from 18% in the prior year,” stated Steve Spooner, chief financial officer, Mitel. “Our outlook for the third quarter of fiscal 2012 reflects typical seasonality. We remain focused on driving growth and continued improvement in operating results as we execute our business strategy.”

Business Highlights

•	Casa Grande Regional Medical Center, a full-service, non-profit, community-owned hospital, selected Mitel to provide voice virtualization across its entire organization.

•

Introduction of Mitel Unified Communicator® (UC) Advanced software for the iOS mobile operating system on Apple® iPhones® and iPads®, further extending the reach of Mitel’s unified communications platform on mobile devices.

•

Release of Mitel Communications Director (MCD 5.0), adding significant new features that streamline installation, commissioning and administration to enhance the channel value model, and increasing scalability for a single virtual MCD instance to 2500 users.

•

Introduction of Mitel’s latest Contact Center solution that provides greater flexibility for contact centers to incorporate social media monitoring, enables agents to serve customers using any device from anywhere and simplifies contact center management and improve scalability.

•

Launch of Mitel Authorized Partner Service Program (APSP) in the U.S. This initiative is designed to further empower our channel partners by subcontracting with them to deliver local service and support for select Mitel systems.

•	Positive channel developments in international markets including two key new partnerships in the UK:

•	Appointment of Trust Distribution as a value added distributor for the Mitel 5000 Communications Platform, resulting in the addition of more than twenty new channel partners.

•

Announcement that Mitel and TalkTalk Business, one of the UK’s leading next generation network providers, will launch hosted unified communication solutions early in 2012, a key go-to-market initiative leveraged by Mitel’s Freedom architecture.

Business Outlook

Mitel has set the following financial performance guidance for the third quarter of fiscal year 2012 ending January 31, 2012:

•	Revenue is expected to be in the range of $164 to $170 million, which represents a year-over-year growth range of 1% to 5%.

•	Gross margin percentage is expected to be in the range of 49.4 to 49.9 percent.

•

Non-GAAP operating expenses as a percentage of revenue are expected to be in the range of 38.5 to 39.5 percent. Non-GAAP operating expenses means SG&A and R&D expenses excluding estimated amortization of $5.6 million for acquisition-related intangible assets and estimated stock-based compensation expense of $1.2 million.

Conference Call Information

Mitel will host an investor conference call and live webcast today at 5:00 p.m. EDT (2:00 p.m. PDT) to discuss its financial results for the second quarter ended October 31, 2011. To access the conference call, dial 866-322-8032. Callers outside the U.S. and Canada should dial 416-640-3406. A replay of the conference call will be available through Tuesday, December 6, 2011. To access the replay, please dial 888-203-1112 and enter pass code 4084944. Callers outside the U.S. and Canada should dial 647-436-0148 and enter pass code 4084944. The live webcast will be accessible on Mitel’s investor relations website at http://investor.mitel.com/ and will be archived and available on this site for at least three months.

Adjusted EBITDA

For a reconciliation of Adjusted EBITDA to net income, the most directly comparable U.S. GAAP measure, see attached “Reconciliation of Net Income to Adjusted EBITDA.”

Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. Adjusted EBITDA should not be considered as an alternative to net income, income from operations or any other measure of financial performance calculated and presented in accordance with U.S. GAAP. We prepare Adjusted EBITDA to eliminate the impact of items that we do not consider indicative of our core operating performance. We encourage you to evaluate these adjustments and the reasons we consider them appropriate, as well as the material limitations of non-GAAP measures and the manner in which we compensate for those limitations. See “Selected Financial Data” in Mitel’s Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission on July 1, 2011 and filed with Canadian securities authorities.

Non-GAAP Financial Measurements

To supplement our consolidated financial statements presented on a GAAP basis, Mitel uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period and comparative prior period GAAP results are made with the intent of providing both management and investors a more complete understanding of Mitel’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the U.S.

For a reconciliation of non-GAAP net income to net income, the most directly comparable U.S. GAAP measure, see attached “Reconciliation of Net Income to Non-GAAP Net Income.”

Forward-Looking Statements

Investors are cautioned that Mitel’s historical performance has in the past deviated, in some cases materially, from its financial performance targets. Given that Mitel’s sales occur disproportionately in the final weeks of a quarter, Mitel does not intend to update its financial performance targets during or after the quarter and will not comment or report on its third quarter results any more than the information included in this release until after it announces its financial results for the third quarter of fiscal year 2012 and holds its conference call with respect to such results. Some of the statements in this press release, including the information regarding our financial performance targets for the third quarter of fiscal year 2012, are forward-looking statements within the meaning of applicable U.S. and Canadian securities laws. Statements that include the words “target,” “outlook,” “may,” “will,” “should,” “could,” “estimate,” “continue,” “expect,” “intend,” “plan,” “predict,” “potential,” “believe,” “project,” “anticipate” and similar statements of a forward-looking nature, or the negatives of those statements, identify forward-looking statements. In particular, this press release contains forward-looking statements pertaining to, among other matters: our future economic performance, profitability and financial condition; general global economic conditions; our business strategy; plans and objectives for future operations; our industry and the growth in the markets in which we compete; the costs of operating as a public company; and our research and development expenditures. These forward-looking statements reflect currently available information or our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. In making these statements, we have made assumptions regarding, among other things:

•	No unforeseen changes occurring in the competitive landscape that would affect our industry generally or Mitel in particular;

•	A stable or recovering economic environment;

•	No significant event occurring outside the ordinary course of our business;

•	Stable foreign exchange and interest rates;

•	No asset impairments; and

•	No material changes in effective tax rates.

Actual events or Mitel’s results, performance, financial position or achievements could differ materially from those contemplated, expressed or implied by such forward-looking statements as a result of various risks and uncertainties, including, without limitation:

•	Our ability to achieve or sustain profitability in the future;

•	Fluctuations in our quarterly and annual revenues and operating results;

•	The successful implementation of our new strategic plan announced in May 2011;

•	Our reliance on channel partners for a significant component of our sales;

•	Current and ongoing global economic instability;

•	Intense competition;

•	Fluctuations in foreign exchange rates;

•	Our dependence upon a small number of outside contract manufacturers to manufacture our products; and

•	Our ability to realize our deferred tax assets.

These risks and other risks are discussed in greater detail under the heading “Risk Factors” in Mitel’s Annual Report on Form 10-K for the fiscal year ended April 30, 2011, which has been filed with the U.S. Securities and Exchange Commission on July 1, 2011 as well as with Canadian securities authorities. Except as required by law, Mitel is under no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

About Mitel

Mitel (Nasdaq:MITL) is a global provider of business communications and collaboration software and services. Mitel’s Freedom architecture provides the flexibility and simplicity organizations need to support today’s dynamic work environment. Through a single cloud-ready software stream, Mitel delivers a powerful suite of advanced communications and collaboration capabilities that provides freedom from walled garden architectures and enables organizations to implement best-of-breed solutions on any network; extends the “in-office” experience anywhere, on any device; and offers choice of commercial options to fit business needs. For more information visit: http://www.mitel.com.

Mitel and the Mitel logo are registered trademarks of Mitel Networks Corporation.

All other trademarks are the property of their respective owners.

Contact Information:

Amy MacLeod (analysts and media), 613-592-2122 x71245, amy_macleod@mitel.com

Scott Smith (media), 408-884-5157, ssmith@sterlingpr.com

Cynthia Hiponia (investor relations), 613-592-2122 x71997, investorrelations@mitel.com

MITL-F

MITEL NETWORKS CORPORATION

CONSOLIDATED BALANCE SHEETS

(in millions of US dollars)

(unaudited)

	October 31, 2011	April 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$68.9	$73.9
Accounts receivable	114.5	127.5
Sales-type lease receivables	18.1	20.0
Inventories	30.9	27.1
Deferred tax asset	9.7	5.9
Other current assets	36.2	37.1

	278.3	291.5
Non-current portion of sales-type lease receivables	25.2	30.1
Deferred tax asset	85.1	91.1
Property and equipment	17.4	15.7
Identifiable intangible assets	89.7	100.6
Goodwill	134.5	134.5
Other non-current assets	9.1	8.7

	$639.3	$672.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$99.7	$107.0
Current portion of deferred revenue	34.9	40.0
Current portion of long-term debt	13.2	16.4

	147.8	163.4
Long-term debt	297.5	306.9
Lease recourse liability	6.4	7.1
Long-term portion of deferred revenue	10.2	13.2
Deferred tax liability	47.2	50.5
Pension liability	65.7	61.4
Other non-current liabilities	19.6	20.2

	594.4	622.7

Shareholders’ equity	44.9	49.5

	$639.3	$672.2

MITEL NETWORKS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of US dollars, except per share amounts)

(unaudited)

	Quarter Ended October 31, 2011	Quarter Ended October 31, 2010	Six Months Ended October 31, 2011	Six Months Ended October 31, 2010
Revenues	$168.8	$161.1	$332.9	$321.1
Cost of revenues	84.5	83.4	168.3	165.2

Gross margin	84.3	77.7	164.6	155.9

Expenses:
Selling, general and administrative	57.4	54.5	114.5	107.1
Research and development	14.4	15.0	29.5	29.8
Special charges and restructuring costs	8.4	4.4	13.2	4.3
Loss on litigation settlement	0.5	—	1.0	—

	80.7	73.9	158.2	141.2

Operating Income	3.6	3.8	6.4	14.7
Interest expense	(4.6)	(5.1)	(9.4)	(10.2)
Fair value adjustment on derivative instruments	—	0.2	—	1.0
Other expense, net	(0.2)	(0.4)	(0.6)	(0.3)

Income (loss) before income taxes	(1.2)	(1.5)	(3.6)	5.2
Current income tax recovery (expense)	0.3	1.5	(1.5)	0.5
Deferred income tax recovery (expense)	(0.3)	80.9	1.1	82.0

Net income (loss)	$(1.2)	$80.9	$(4.0)	$87.7

Net income (loss) per common share
Basic	$(0.02)	$1.53	$(0.07)	$1.66
Diluted	$(0.02)	$1.45	$(0.07)	$1.56

Weighted-average number of common shares outstanding (in millions):
Basic	53.6	52.8	53.4	52.8
Diluted	53.6	56.0	53.4	56.2

MITEL NETWORKS CORPORATION

Cash flow information

(in millions of US dollars)

(unaudited)

	Quarter Ended October 31, 2011	Quarter Ended October 31, 2010	Six Months Ended October 31, 2011	Six Months Ended October 31, 2010
Cash provided by (used in)
Net cash provided by operating activities	$3.8	$7.4	$16.2	$16.7
Net cash used in investing activities	(3.9)	(0.9)	(6.5)	(0.7)
Net cash used in financing activities	(1.8)	(1.6)	(13.9)	(3.6)
Effect of exchange rate changes on cash balances	(0.5)	0.4	(0.8)	1.0

Net increase (decrease) in cash and cash equivalents	(2.4)	5.3	(5.0)	13.4

Cash and cash equivalents, beginning of period	71.3	84.7	73.9	76.6

Cash and cash equivalents, end of period	$68.9	$90.0	$68.9	$90.0

Additional information on capital expenditures
Capital expenditures acquired with cash	3.9	0.6	6.5	1.6
Capital expenditures financed through capital leases	0.6	1.1	0.7	1.4

Total capital expenditures	$4.5	$1.7	$7.2	$3.0

MITEL NETWORKS CORPORATION

Reconciliation of Net Income to Non-GAAP Net Income

(in millions of US dollars, except per share amounts)

(unaudited)

	Quarter Ended October 31, 2011	Quarter Ended October 31, 2010	Six Months Ended October 31, 2011	Six Months Ended October 31, 2010
Net income (loss)	$(1.2)	$80.9	$(4.0)	$87.7
Income tax expense (recovery)	—	(82.4)	0.4	(82.5)

Net income (loss) before income tax	(1.2)	(1.5)	(3.6)	5.2

Adjustments:
Foreign exchange loss	0.4	0.7	1.0	0.8
Fair value adjustment on derivative instruments	—	(0.2)	—	(1.0)
Special charges and restructuring costs	8.4	4.4	13.2	4.3
Stock-based compensation	1.4	1.3	2.7	2.1
Loss on litigation settlement	0.5	—	1.0	—
Amortization of acquisition-related intangibles assets	5.6	5.6	11.2	11.2

Non-GAAP net income before income tax	15.1	10.3	25.5	22.6

Non-GAAP tax expense(1)	(1.8)	(1.2)	(3.0)	(2.7)

Non-GAAP net income	$13.3	$9.1	$22.5	$19.9

Non-GAAP net income per common share	$0.24	$0.16	$0.40	$0.35
Weighted-average number of common shares outstanding (in millions):	56.1	56.0	56.0	56.2

(1)	Non-GAAP tax expense is based on an estimated effective tax rate of 12.0%.

MITEL NETWORKS CORPORATION

Reconciliation of Net Income to Adjusted EBITDA

(in millions of US dollars)

(unaudited)

	Quarter Ended October 31, 2011	Quarter Ended October 31, 2010	Six Months Ended October 31, 2011	Six Months Ended October 31, 2010
Net income (loss)	$(1.2)	$80.9	$(4.0)	$87.7
Adjustments:
Interest expense	4.6	5.1	9.4	10.2
Income tax expense (recovery)	—	(82.4)	0.4	(82.5)
Amortization and depreciation	8.1	8.4	16.5	17.0
Foreign exchange loss	0.4	0.7	1.0	0.8
Fair value adjustment on derivative instruments	—	(0.2)	—	(1.0)
Special charges and restructuring costs	8.4	4.4	13.2	4.3
Stock-based compensation	1.4	1.3	2.7	2.1
Loss on litigation settlement	0.5	—	1.0	—

Adjusted EBITDA	$22.2	$18.2	$40.2	$38.6

MITEL NETWORKS CORPORATION

Segmented Information

(in millions of US dollars)

(unaudited)

	Quarter Ended October 31, 2011	Quarter Ended October 31, 2010	Six Months Ended October 31, 2011	Six Months Ended October 31, 2010
Revenues
Mitel Communications Solutions	$129.4	$121.5	$253.8	$245.0
NetSolutions	20.4	19.6	40.4	38.8
DataNet	19.0	20.0	38.7	37.3

Total revenues	$168.8	$161.1	$332.9	$321.1

Segment income
Mitel Communications Solutions	$27.4	$22.1	$51.2	$47.7
NetSolutions	4.8	4.9	9.3	9.3
DataNet	1.9	1.1	4.0	2.2

Total segment income	$34.1	$28.1	$64.5	$59.2